EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT of 2002

In connection with the Amendment No. 1 to Annual Report of China Carbon Graphite Group, Inc. (the “Company”) on Form 10-K/A for the period ended December 31. 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), Donghai Yu, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The amended Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the amended Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

China Carbon Graphite Group, Inc.

Dated: December 6, 2018	By:	/s/ Donghai Yu
Donghai Yu
Chief Executive Officer
(Principal Executive Officer)